Exhibit 10.2

                            DENTAL COOPERATIVE, INC.

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement"), dated the 1st day of July, 2003, by and among DENTAL COOPERATIVE, INC. ("Company"), a Utah corporation with principal offices at 2825 E. Cottonwood Parkway, Suite 500, Salt Lake City, UT 84121, and MARLON R. BERRETT ("Employee").

                                    RECITALS

         WHEREAS, the Company desires to continue to employ the Employee and the Employee desires to continue to be employed by the Company; and

         WHEREAS, the Company and the Employee wish to enter into this Agreement to replace the existing employment agreement and to reform their relationship on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         13. Other Prior Agreements. Any and all agreements existing between Employee and the Company, whether for employment or otherwise, are hereby rescinded and made null, void, and of no effect whatsoever.

         14. Employment. The Company hereby employs the Employee in the capacity or capacities for the Company and with the duties as set forth in this Agreement. The Employee hereby accepts such employment on the terms and conditions contained herein. The Employee represents and warrants that neither the execution of this Agreement nor the performance of the duties and obligations hereunder will violate any agreement to which the Employee is a party or by which the Employee is bound.

         15. Term of Employment. Employment under this Agreement shall continue the employment relationship begun at 5:00 PM on April 1, 1998, which has proceeded to the date hereof uninterrupted. This Agreement shall continue from the Effective Date for a period of 5 years or until otherwise terminated as provided herein.

                  (a) Termination for Cause. The Company may terminate the Employee's employment at any time for cause.

                  (b) Termination by Employee. The Employee may terminate the employment at any time by giving the Company written notice of such termination at least 30 days prior to the date on which termination shall take effect, which effective date shall be specified in such written notice.

                  (c) Termination by Death. If the Employee dies, the employment hereunder shall be deemed to cease as of the date of death, and the Company shall promptly pay to the Employee's surviving spouse and/or children any and all compensation due together with any accrued equity in Company.

         16. Place of Performance. In connection with the employment by the Company, the Employee shall be based at the Company's principal offices which, as of the date of this Agreement, are located in Salt Lake City, Utah.

         17.      Compensation.

                  (a) Base Compensation. As compensation for services hereunder, the Company will pay to the Employee annual compensation of One Hundred Eighty Thousand dollars ($180,000) payable in substantially equal installments made twice each month. Compensation pursuant to this subparagraph may be increased from time to time.

                  (b) Bonuses. Employee shall receive bonuses and stock option awards in accordance with the compensation formula set forth in Exhibit A attached hereto and by this reference incorporated herein as though fully included in the body of this Agreement.

                  (c) Expenses. During the term of the employment hereunder, the Company will pay or reimburse Employee for all reasonable travel, subsistence and other business expenses incurred by the Employee in connection with the services performed hereunder. The Employee shall account to the Company for such expenses in accordance with Company policy.

                  (d) Employee Benefit Programs. The Employee shall be entitled to participate in all employee benefit programs which the Company may provide or make available to the Employee or to salaried employees of the Company generally, whether in effect on the date of execution of this Agreement or established thereafter, including life insurance, healthcare insurance or other benefits, long-term disability insurance, and profit sharing. All such benefits shall be available to the Employee during the employment pursuant to the terms of this Agreement.

                  (e) Vacations. The Employee shall be entitled to twenty-five (25) days paid vacation in each calendar year. The Employee shall also be entitled to all paid holidays given to the salaried employees of the Company generally.

                  (f) Deferred Compensation. The Company and Employee have by agreement deferred the payment of substantial compensation owed to Employee during the period April 1998 to the date of this Agreement. The parties hereby acknowledge such amounts as due and payable to Employee. Employee and the Company may agree to defer some or all compensation due under this Agreement to a date either agreed or necessitated by funds available to the Company.

                  (g) Pre-Organization Costs. Employee has paid costs and expenses associated with the organization of the Company, which amounts have not yet been paid. As soon as practicable, the Company shall honor the presentation of a statement and receipts claiming reimbursement for these costs and expenses.

         18. Title and Job Responsibilities; Directors and Officers Insurance Coverage The Employee shall be employed as the PRESIDENT AND CHIEF OPERATING OFFICER of the Company and shall have those duties and responsibilities legally associated with that title as well as those additional responsibilities assigned by the Chief Executive Officer of the Company. Moreover, Employee agrees to cast his shares and to accept the casting of other shares to elect him a Director of the Company. To the extent practicable, the Company shall put in place and maintain reasonable levels of Directors and Officers' Liability Insurance and shall provide full application and coverage of the same for Employee.

         19. Extent of Services; Restrictive Covenant. The Employee will devote such business time, attention and energy to the business of the Company as he deems necessary to fulfill his duties, and shall not, during the term of his employment with the Company, engage in any business or activity in the United States of America or elsewhere which is competitive to the business or other interests of the Company. The term "business of the Company" shall include any venture or project commenced by the Company prior to the termination of the Employee's employment. If any court determines that the duration or geographical limit of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph in the jurisdiction of the court that has made the adjudication. THE COMPANY ACKNOWLEDGES THAT EMPLOYEE HAS OTHER BUSINESS INTERESTS AND RESPONSIBILITIES OUTSIDE OF THE COMPANY, AND THESE OUTSIDE INTERESTS SHALL NOT BE A CAUSE FOR TERMINATION OF EMPLOYMENT UNLESS EMPLOYEE VIOLATES HIS DUTY OF LOYALTY TO THE COMPANY IN CONNECTION WITH ACTIVITIES ENGAGED IN OUTSIDE OF THE COMPANY.

         20. Non-disclosure. Except as the Company may otherwise consent in writing, the Employee shall not disclose or make any use of, at any time either during or subsequent to the Employee's employment by the Company, any confidential information, knowledge or data of the Company which the Employee may produce or obtain during the course of the employment unless and until that information legitimately shall become public knowledge.

         21. Injunctive Relief. The parties recognize that the services to be rendered under this Agreement by the Employee are of special, unique and extraordinary character, and agree that in the event of the violation or prospective violation by either party of the terms and conditions hereof, the other party shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction and venue, to enjoin such violation or of the continuance thereof without the necessity of proving actual damages and to obtain damages if any violation has occurred. The remedies herein provided for shall be in addition to and not in lieu of any other remedies available to such party under law.

         22. Default. An event of default under the terms of this Agreement shall include but not be limited to the following:

                  On the part of the Employee:

                  (a) Malfeasance of office or breach of any fiduciary duty to the Company or its shareholders;

                  (b) Any act constituting felony criminal conduct under state or federal law;

                  On the part of the Company:

                  (c) Failure to make payments to the Employee as required by this Agreement.

                  (d) Failure to maintain Employee in the position provided herein and with the status and good will normally accorded to that position.

         23. Remedies. In the event of breach or default hereunder, the Employee and the Company are granted but not limited to the remedies set forth in this paragraph.

                  (a) Upon default by the Company, Employee shall have the following remedies:

                           1. Specific performance of the terms and obligations of the Agreement;

                           2. Acceleration of all compensation owing Employee through the full five year term of the Agreement, including projected bonuses. These payments are unsubordinated to any other obligation of the Company;

                           3. Removal and/or a revocation of any and all restrictions on trading selling, or liquidating any stock, stock options and/or warrants of the Company, whatsoever, issued or owing to Employee;

                           4. Revocation of the obligations and duties of the Employee set forth under the terms of this Agreement including but not limited to any duties, whatsoever, to refrain from competing with the Company's business.

                  (b) Upon default by the Employee, the Company shall have the following remedies:

                           4. All loans made by the Company to the Employee, including the loan described in paragraph 5 (c) hereof, shall be immediately due and payable to the Company;

                           5. All compensation to the Employee shall be immediately terminated and any right of Employee to future compensation under this Agreement shall be extinguished;

                           6. All stock options, and warrants issued to or owing the Employee shal1 be immediately forfeited and returned to the Company.

         24.      General Provisions.

                  (a) Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties at the address set forth as follows:

                           Employee     Marlon R. Berrett
                                        1304 N Hwy 89
                                        Kaysville, Utah   84037

                           Company      Dental Cooperative, Inc.
                                        2825 E. Cottonwood Parkway, Suite 500
                                        Salt Lake City, UT  84121

                  (b) Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

                  (c) Assignment. This Agreement is binding on the parties hereto, their heirs, successors and assigns, and may not be assigned by the Employee.

                  (d) Controlling Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of Utah.

                  (e) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by a board of arbitrators in accordance with the rules of the American Arbitration Association then in effect in the State of Utah, and judgment upon any award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof; provided, however, that the Company shall be entitled to seek injunctive relief as provided in
                           Section 7 hereof. The board of arbitrators shall consist of one arbitrator to be appointed by the Company, one by the Employee, and one by the two arbitrators so chosen. The arbitration shall be held in Salt Lake City, Utah, or such other place as may be agreed upon at the time by the Employee and the Company. The cost of arbitration shall be borne among the parties to the arbitration as determined by the arbitrator(s).

                  (f) Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or on his behalf shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

                  (g) Entire Agreement. This Employment Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all other agreements between the Employee and the Company, whether written or oral.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



DENTAL COOPERATIVE, INC.                       EMPLOYEE:


By:
   --------------------------------------      --------------------------------
Its: Chief Executive Officer                    Marlon R. Berrett